ADMA Biologics Announces Closing of $51.75 Million Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

RAMSEY, N.J. and BOCA RATON, FL., May 21, 2019 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”) a vertically integrated commercial biopharmaceutical and specialty immunoglobulin company that manufactures, markets and develops specialty plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases, announced today the closing of its previously announced underwritten public offering of 12,937,500 shares of its common stock at a public offering price of $4.00 per share, including 1,687,500 shares of Common Stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. The gross proceeds from the offering are $51.75 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

ADMA intends to use the net proceeds from this offering (i) to support the commercial launch of ASCENIV™ anticipated during the second half of 2019, (ii) for the commercial relaunch of BIVIGAM®, (iii) to expand the manufacturing capacity of the Company’s Boca Raton, FL facility, (iv) for the procurement of raw materials for the manufacturing of ASCENIV™ and BIVIGAM®, (v) to expand the Company’s plasma collection facility network, and (vi) for general corporate purposes and other capital expenditures.

Jefferies LLC and Raymond James & Associates, Inc. acted as joint book-running managers for the offering. Oppenheimer & Co. Inc. acted as lead manager for the offering.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-225048) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”) on May 31, 2018. A final prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by e-mail at Prospectus_Department@Jefferies.com; or from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com; or by accessing the SEC’s website at www.sec.gov.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated biopharmaceutical manufacturer with three FDA approved commercial specialty plasma-based biologics.  ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations. The target patient populations include immune compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”).  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our anticipated use of net proceeds from the public offering and our plans to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568